Exhibit (j) (i)


                       CONSENT OF SHEARMAN & STERLING LLP

     We hereby consent to the reference to our firm included in the statement of additional information of Sanford C. Bernstein Fund, Inc. filed as part of Post-Effective Amendment No. 38 to the Registration Statement (File No. 33-21844) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A (File No. 33-21844).


                                  /s/ Shearman & Sterling LLP

                                   -----------------------
                                   Shearman & Sterling LLP

New York, New York
February 1, 2005